Exhibit 99.1

Nightfood Secures “Recommended Brand” Status With Remington Hotels

Nightfood Recommended to 121 Portfolio Properties Including Beverly Hills Marriott, Hilton Boston Back Bay, and Crowne Plaza Key West

Tarrytown, NY, April 22, 2022 – Nightfood Holdings, Inc. (OTCQB: NGTF), the sleep-friendly snack company addressing the $50 billion Americans spend annually on nighttime snacks, today announced Nightfood ice cream has attained ‘recommended brand’ status with leading hotel management company, Remington Hotels.

Nightfood has received initial purchase orders for the national rollout of Nightfood ice cream pints into hotels across the country, and is on schedule to be in national wholesale distribution in early May. Remington Hotels is recommending Nightfood’s sleep-friendly ice cream to its portfolio hotels for inclusion in their lobby grab-and-go shops.

Remington Hotels is a dynamic and growing hotel management company which manages 121 hotels across 28 states, representing 25 brands. Their properties include the Beverly Hills Marriott, the Hilton Boston Back Bay, the Crowne Plaza Key West, and the Hyatt Regency Long Island.

“We’re delighted to announce our relationship with Remington,” commented Nightfood CEO, Sean Folkson. “We expect to establish many similar arrangements in the coming months as we expand our distribution, but only one can be the first. Remington’s forward-thinking philosophy and powerful focus on guest satisfaction inspired them to lead the way in the hospitality industry adoption of sleep-friendly snacks for hotel guests.”

Nightfood’s relationship with Remington was facilitated by iDEAL Hospitality Partners Group.

“The feedback we’re getting from the management companies has been very strong as we embark on what we believe will be rapid penetration throughout the industry,” remarked Jill Rigsbee, CEO of iDEAL. “With an eye on our goal of making sleep-friendly snacks hotel industry standard, the support and endorsement of an industry standout like Remington is invaluable.”

“We know how critical a good night of sleep is to our guests,” added Richard Garcia, Remington Hotel’s Senior Vice President of Food & Beverage. “We also understand the important role our grab-and-go shops play in guest satisfaction. We’re excited about the opportunity to provide our guests with delicious, sleep-friendly versions of their favorite snacks.”

About Nightfood

Nightfood is pioneering the nighttime snack category.

Over 80% of Americans snack regularly at night, resulting in an estimated 700 million nighttime snack occasions weekly, and an annual spend on night snacks of over $50 billion. The most popular choices are ice cream, cookies, chips, and candy. Recent research confirms such snacks, in addition to being generally unhealthy, can impair sleep, partly due to excess fat and sugar consumed before bed.

Nightfood’s sleep-friendly snacks are formulated by sleep and nutrition experts to contain less of those sleep-disruptive ingredients, along with a focus on ingredients and nutrients that research suggests can support nighttime relaxation and better sleep quality.

Questions can be directed to investors@Nightfood.com

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About Remington Hotels

Remington is a dynamic and growing hotel management company providing top quality service and expertise in property management. Founded in 1968, the hospitality group has grown into a strong, industry-leading service provider and today manages 121 hotels in 28 states across 25 brands, including 12 independent and boutique properties. At Remington, we believe that our people are the ultimate source of our competitive advantage. We are proud of our reputation for consistently delivering outstanding results to owners and investors, as well as to our brands, guests, and associates. As a result of our success, Remington has become the place where passionate people thrive. Visit RemingtonHotels.com to learn more.

About iDEAL Hospitality Partners Group

iDEAL Hospitality Partners Group, based in Wake Forest, North Carolina, provides outsourced marketing and business development services for companies eager to grow sales in the hospitality sector. The iDEAL team knows the key decision makers and stakeholders that consider and purchase products for all areas of a hotel or resort. Through long-standing relationships with hotel owners and management companies, the iDEAL team presents client’s innovative and unique products and services for the lodging industry to hotels and resorts throughout North and Central America and in the Caribbean.

Forward Looking Statements:

This current press release contains “forward-looking statements.” Statements in this press release which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, sales projections, potential customers, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, (a) the inherent uncertainties associated with distribution of our products, (b) the market acceptance of our products at all levels of distribution and sale, including retail purchasers, wholesalers and hotel chains, (c) the success and commitment of our distribution partners to access distribution channels and successfully engage with sellers of our products, including, supermarkets and hotel chains, and our success in obtaining purchase orders from hotel chains, supermarkets and others, (d) competition from existing and new companies and products and (e) difficulties associated with obtaining financing on acceptable terms . These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:

Simon Dang
simon@nightfood.com
718-635-2949

Investor Contact:

Stuart Smith

SmallCapVoice

investors@nightfood.com

888-888-6444, x3